Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Selected Financial and Operating Data" and "Experts" and to the use of our reports dated September 20, 1999 on the financial statements and schedule of Sylvan Prometric (a Division of Sylvan Learning Systems, Inc.), in the Registration Statement (Form S-1 No. 333 - ___________________) and related prospectus of Prometric, Inc. dated September 24, 1999.


                                                   /s/ ERNST & YOUNG LLP
                                                   ----------------------
                                                   Ernst & Young LLP
                                                   September 21, 1999